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                                                                       EXHIBIT 5



                          Tyler Cooper & Alcorn, LLP
                               185 Asylum Street
                           CityPlace / 35/th/ Floor
                            Hartford, CT 06103-3488

                                 June 30, 2000

NewMil Bancorp, Inc.
19 Main Street
New Milford, Connecticut 06776

Ladies and Gentlemen:

     We are acting as special counsel to NewMil Bancorp, Inc., a Delaware corporation ("NewMil"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange
Commission relating to the proposed offering of up to [             ] shares of
NewMil's common stock, par value $.50 per share, all of which shares (the "Shares") are to be issued by NewMil in accordance with the terms of the Agreement and Plan of Merger, dated as of May 30, 2000, by and among NewMil, its wholly-owned subsidiary New Milford Savings Bank and Nutmeg Federal Savings & Loan Association, a federal savings and loan association ("Nutmeg") (the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601 (b) (5) of Regulation S-K, 17 C.F.R. ss. 229.601 (b) (5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2.   An executed copy of the Agreement.

     3. The Certificate of Incorporation, as amended, of NewMil, as certified by the Secretary of NewMil on the date hereof as then being complete, accurate and in effect.

     4. The Bylaws of NewMil, with amendments thereto, as certified by the Secretary of NewMil on the date hereof as then being complete, accurate and in effect.
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Board of Directors
NewMil Bancorp, Inc.
June 30, 2000
Page 2



     5. Resolutions of the Board of Directors of NewMil adopted at a meeting held on May 25, 2000, as certified by the Secretary of NewMil on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Agreement, and (iii) receipt by NewMil of the consideration for the Shares specified in the Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                               TYLER COOPER & ALCORN, LLP


                               By /s/ William W. Bouton, III
                                 ---------------------------------
                                    A Partner